7(1)      Foley & Lardner

                                   CONSENT OF
                                 FOLEY & LARDNER



     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 4 to the Form S-6 Registration Statement of Northbrook Life Variable Life Separate Account A (File No. 333-25057).


                                              /s/ Foley & Lardner
                                                  FOLEY & LARDNER

Washington, D.C.
April 12, 2001

7(2)      Deloitte & Touche LLP.

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-25057 of Northbrook Life Variable Life Separate Account A of Northbrook Life Insurance Company on Form S-6 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of Northbrook Life Insurance Company, and our report dated March 16, 2001 relating to the financial statements of Northbrook Life Variable Life
Separate Account A, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 13, 2001